UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013 (December 18, 2013)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-180356 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

345 Park Avenue, 24th Floor, New York, NY 10154
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported, on December 9, 2013, RREEF Property Trust, Inc. (the “Company”), through its indirect wholly owned subsidiary, entered into an agreement of purchase and sale with WP Partners LLC (the “Seller”), an unaffiliated Washington limited liability company, to acquire a fee simple interest in a mixed-use building located in Seattle, Washington (the “Property”) for a purchase price of $12,750,000, exclusive of closing costs. On December 18, 2013, the Company completed the acquisition of the Property.

The Company funded the acquisition of the Property with existing capital and by borrowing $5,500,000 under the Company's credit facility with Regions Bank. The credit facility bears interest at a variable per annum rate equal to the adjusted British Bankers Association LIBOR Rate plus 2.20%, payable monthly, which equated to 2.37% at the time of acquisition.

The Property is a 30,761 square foot, three-story, mixed-use (office over retail) building located on a 0.52 acre site at 4468 Stone Way North, on the corner of Stone Way North and North 45th Street. Wallingford Plaza is well located in North Seattle, with convenient access to downtown Seattle, Puget Sound and the University of Washington. The building was constructed in 1916 and benefits from multiple renovation projects, including an approximately $2.3 million renovation project completed in 2013.
The Property had an occupancy rate of 100% and an average effective annual rental per square foot rate of $27.00 as of the closing. The property is leased to five tenants. Walgreen Co. (“Walgreens”), GSRE, LLC (doing business as Keller Williams Realty, Inc.) (“Keller Williams”), and Outpac Designs, Inc. (doing business as Pacsafe) (“Pacsafe”) each occupy more than 10% of the net rentable area. Information about these tenants is set forth in the table below:

Tenant	Type of Business	% of Net Rentable Area	Type of Lease	Lease Commencement Date	Lease Expiration Date	Annual Base Rent(4)
Walgreens(1)	Pharmacy	41%	Triple Net	Mar. 2012	Feb. 2087	$38.66
Keller Williams(2)	Real Estate Brokerage	34%	Triple Net	May 2010	Aug. 2019	$15.21
Pacsafe(3)	Travel Gear	12%	Full Service Gross	Oct. 2013	Jan. 2021	$25.00

(1)
Walgreens has termination options every ten years beginning in 2037. Pursuant to the triple-net lease, Walgreens is responsible for the payment of base rent and all of the operating expenses for the portion of the space leased by Walgreens.

(2)	Keller Williams has one five-year extension option.

(3)	Pacsafe has one five-year extension option.

(4)	With the exception of the Walgreens lease, all of the leases contain annual rent increases.

In evaluating the Property as a potential acquisition and in determining an appropriate purchase price, the Company considered a variety of factors, including the financial performance of the property, the terms of the existing leases and creditworthiness of the tenants, property location, visibility and access, age of the property and physical condition, local market conditions, including vacancy rates, and area demographics, including trade area population and average household income. The Company does not currently have plans to renovate the Property.

The Company has engaged CB Richard Ellis (“CBRE”) as the property manager. The Company will pay CBRE a monthly management fee equal to the greater of $2,300 or 2.75% of the property’s effective gross revenue.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements Acquired

Since it is impracticable to provide the required financial statements for the acquisition of the Property at the time of filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before March 5, 2014, which date is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Julianna S. Ingersoll
Name:	Julianna S. Ingersoll
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 19, 2013